*Certain portions of this exhibit have been omitted because they are not material and is the type of information that the company treats as private or confidential.

Exhibit 10.2

October 1, 2024

Rachel Lenington

Dear Rachel:

The purpose of this letter is to inform you that Athira Pharma, Inc. (the “Company”) is conducting a reduction in force. Accordingly, your employment with the Company is terminated effective October 1, 2024.

Your health insurance benefits will continue through October 31, 2024. Thereafter, you will have the right to continue your health insurance benefits under COBRA. You will be receiving COBRA notices and other relevant forms under separate cover.

In exchange for your execution of the enclosed Separation Agreement and Release (the “Separation Agreement”), the Company is offering to provide you with the consideration set forth in Section 1 of the Separation Agreement. Please review the enclosed Separation Agreement carefully, and feel free to ask any questions or to consult with your own attorney. Should you decide not to sign the Separation Agreement, you will receive only your final paycheck, and not the severance benefits described herein. If you do sign the Separation Agreement, please sign and return the agreement to me no later than November 15, 2024. You should not sign the Separation Agreement before your last day of employment.

In addition, regardless of whether you sign the Separation Agreement, you are required to continue to abide by the terms of the Company’s confidential information and invention assignment agreement (the “Confidentiality Agreement”) that you signed with the Company. A copy of the Confidentiality Agreement is enclosed with this letter. Please note that nothing in the Confidentiality Agreement limits or prohibits you from engaging in any Protected Activity, as defined in the enclosed proposed Separation Agreement.

* * *

We regret that it is necessary to implement this reduction in force. It is Athira’s hope that the severance package offered to you will facilitate your transition to other satisfying and rewarding employment in the very near future.

Very truly yours,

Mark Litton

President and Chief Executive Officer

Enclosures:

Separation Agreement
Confidentiality Agreement

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Rachel Lenington (“Employee”) and Athira Pharma, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed at-will by the Company;

WHEREAS, Employee signed a At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company (the “Confidentiality Agreement”);

WHEREAS, Employee and the Company entered into a Change in Control and Severance Agreement dated June 14, 2021 (the “Severance Agreement”);

WHEREAS, Employee and the Company entered into an Indemnification Agreement dated June 14, 2021 (the “Indemnification Agreement”);

WHEREAS, Employee and the Company and Employee have entered into certain Stock Option Agreements granting Employee the option to purchase shares of the Company’s common stock (the “Options”) subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and the applicable Stock Option Agreement (collectively the “Stock Agreements”);

WHEREAS, Employee separated from employment with the Company effective October 1, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

Consideration. In consideration of, and contingent on, (i) Employee’s execution of this Agreement, (ii) this Agreement going into effect, and (iii) Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

Separation Payment. The Company agrees to pay Employee a lump sum cash payment equal to nine (9) months of Employee’s base salary, for a total of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), less applicable withholdings. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

COBRA Reimbursement. The Company shall reimburse Employee for the payments Employee makes for COBRA group health, dental and vision coverage for Employee and Employee’s eligible dependents (as applicable) following the Separation Date until the earliest of (i) nine (9) months following the Separation Date, (ii) the date Employee and Employee’s eligible dependents (as applicable) become covered under similar plans, and (iii) the expiration of Employee’s and any of Employee’s eligible dependents (as applicable) eligibility for continuation coverage under COBRA, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this paragraph.

Outplacement Stipend. The Company agrees to pay Employee an additional lump sum of Two Thousand Five Hundred Dollars ($2,500), less applicable withholdings, which is intended to help cover the costs of outplacement services elected by Employee, but which may be used by Employee for any purpose. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

Consulting Opportunity. Employee, either directly or through Employee’s single-member LLC, shall have the opportunity to enter into a Consulting Agreement with the Company on the form attached hereto as Attachment 1 (the “Consulting Agreement”), provided that Employee must sign the Consulting Agreement no later than the Separation Date. Employee will continue vesting in the Options for the duration of the consulting relationship under the Consulting Agreement in accordance with, and pursuant to the terms and conditions of, the Stock Agreements.

General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed above, and that other than the consideration set forth in this Agreement, Employee is not and will not be entitled to any other severance payments or severance benefits from the Company (whether under the Severance Agreement or otherwise). For purposes of clarity, Employee will continue to be eligible for additional severance benefits under Section 3.2 of the Severance Agreement, subject to the terms and conditions of the Severance Agreement, including Section 3.4 thereof, solely in the event the Separation Date occurs during the period within one month prior to a Change in Control (as defined in the Severance Agreement) (such terms, the “CIC Severance Provisions”).

Benefits. Employee’s Company-sponsored health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

Payment of Compensation and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided (to the extent applicable to Employee) all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

Release of Claims. Employee agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns, in each case in their capacities as such (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Washington Law Against Discrimination (RCW ch. 49.60); other Washington sex and age discrimination laws (e.g., RCW 49.12.200, 49.44.090); Washington laws regarding prohibited employment practices (RCW ch. 49.44); the Washington Equal Pay Opportunity Act (RCW ch. 49.58); Washington whistleblower protection laws (e.g., RCW 49.60.210, 49.12.005, and 49.12.130); the Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Family Leave Act (RCW ch. 49.78); the Washington Military Family Leave Act (RCW ch. 49.77); the Washington Minimum Wage Act (RCW ch. 49.46); the Washington law regarding non-competition agreements (RCW ch. 49.62); Washington wage, hour, and working conditions laws, and all other provisions of the Washington Industrial Welfare Act (RCW ch.

49.12); the Washington Wage Payment Act (RCW ch. 49.48); and the Washington Wage Rebate Act (RCW ch. 49.52);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the tax treatment of any of the proceeds received by Employee; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section below, except as required by applicable law. This release does not extend to any rights to wage replacement benefits paid by the State of Washington under the Washington Paid Family and Medical Leave Act or any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. This release also does not extend to any rights Employee has or may have under the Indemnification Agreement, any applicable Directors & Officers Insurance Policy, or rights to indemnification under the Company’s organizational documents.

Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has forty-five (45) days within which to consider this Agreement; (c) as set forth in Exhibits A, B, and C herein, Employee has been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date (the “Revocation Instructions”). The Parties agree that changes, whether material or immaterial, do not restart the running of the 45-day period.

Unknown Claims. Employee understands that Employee may later discover claims or facts that may be different from, or in addition to, those that Employee or any other Party now knows or believes to exist regarding the subject matter of the release contained in this Agreement, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and Employee's decision to enter into it and grant the release contained herein. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is hereby expressly waiving any rights Employee may have under any statute or principle of law providing that a general release of claims does not extend to such claims that the releasing party does not know or suspect to exist at the time of executing the release. Accordingly, Employee intends to fully, finally, and forever settle and release all claims that now exist, may exist, or previously existed, as set out in the release contained in this Agreement, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

Application for Employment. Employee understands and agrees that Employee does not have a right to future employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

Trade Secrets and Confidential Information/Company Property. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement. Employee acknowledges that the non-disclosure obligations in the Confidentiality Agreement do not restrict Employee from disclosing or discussing conduct, or the existence (but not the amount) of a settlement involving conduct, that Employee reasonably believes under Washington state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company; provided that Employee is permitted to retain Employee’s laptop and other Company materials in her possession solely for purposes of providing services to the Company pursuant to the Consulting Agreement, subject to Employee’s obligation to promptly return any such items to the Company upon the Company’s written request.

Confidentiality. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”), and Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or unless as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Further, nothing in this Agreement shall in any way limit or prohibit Employee from disclosing or discussing conduct, or the existence (but not the amount) of a settlement involving conduct, that Employee reasonably believes under Washington state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy (“Protected Information”). Additionally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company confidential information does not include Protected Information or information regarding working conditions, wages, benefits, or other terms and conditions of employment. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. Employee understands that nothing in the Confidentiality Agreement shall limit or prohibit Employee from engaging in any protected conduct set forth in this section. Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to cease providing and/or seek recovery of the consideration provided to Employee under this Agreement and to seek damages.

No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

Arbitration. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. § 1, ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN THE COUNTY WHERE EMPLOYEE WAS EMPLOYED BY THE COMPANY AS OF THE SEPARATION DATE, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES, EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER Washington’S RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND

OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under this Agreement will be made no later than March 15, 2025. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action to the extent allowed by law.

Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company (including, without limitation, the Severance Agreement, with the exception of the CIC Severance Provisions), with the exception of the Confidentiality Agreement, the Indemnification Agreement, the Consulting Agreement, and the Stock Agreements.

No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

Governing Law. This Agreement shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Washington.

Effective Date. Employee understands that this Agreement shall be voidable by the Company if executed by Employee prior to the Separation Date or if not executed by Employee within the forty-five (45) day period set forth above (or, if later, by the Separation Date). Employee has seven (7) days after signing this Agreement to revoke it in accordance with the Revocation Instructions set forth above. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Effective Date”).

Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[The remainder of this page is intentionally left blank; signature page follows]

Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Employee is fully aware of the legal and binding effect of this Agreement; and
(e)
Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Rachel Lenington, an individual

Dated: October 1, 2024___ /s/ Rachel Lenington

Rachel Lenington

Athira Pharma, Inc.

Dated: October 1, 2024___ By: /s/ Mark Litton

Mark Litton

President and Chief Executive Officer

EXHIBIT A

DECISIONAL UNIT INFORMATION

The following information is provided under federal law to assist you in making a decision whether to sign this Separation Agreement and Release, and accept the severance benefits offered by the Company:

1. Decisional Unit. The decisional unit for this reduction is all of the Company's U.S.-based employees, with the exception of the Company’s Chief Executive Officer.

2. Eligibility. All persons included in the decisional unit are eligible for the program. All persons who are being terminated in the reduction in force are selected for the program.

3. How Long to Decide. You will have up to forty-five (45) days from the receipt of this Agreement in which to decide whether to sign this Agreement and return it to the Company (or, if the Separation Date is later than the end of the 45-day period, you will have until the Separation Date to sign this Agreement and return it to the Company). The offer of severance benefits contained in this Agreement will expire on November 15, 2024 or, if later, the Separation Date. Please note that once you have signed this Agreement, you will have seven (7) days to revoke your signature and acceptance of the terms of this Agreement.

4. Selection Information. Federal law provides certain information be given to you concerning individuals who were eligible and selected for the reduction in force and individuals who were eligible but not selected for the reduction in force. This information can be found in Exhibits B and C, which follow this Exhibit A.

1

EXHIBIT B

Job Titles and Ages of Individuals Not Selected from the Decisional Unit for this Reduction in Force

[*]

1

EXHIBIT C

Job Titles and Ages of Individuals Selected from the Decisional Unit for this Reduction in Force and Offered Severance Benefits in Exchange for Signing a Separation Agreement and Release

[*]

1

ATTACHMENT 1

“Consulting Agreement”

(attached)

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of October 1, 2024 (the “Effective Date”) by and between Athira Pharma, Inc., a corporation with its principal place of business at 18706 North Creek Parkway, Suite 104, Bothell, WA 98011 (the “Company”) and Lenington Strategic Advisors LLC, a limited liability company with its principal place of business at [*] (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services. The Services shall at all times be performed by the Consultant’s principal, Rachel Lenington (the “Service Provider”). Service Provider acknowledges that, as an owner of Consultant, Service Provider is a third-party beneficiary of the consideration paid to Consultant by the Company hereunder. Service Provider and Consultant also acknowledge that Service Provider will receive Confidential Information under this Agreement, from which Service Provider and Consultant will derive significant value, including by enabling Service Provider and Consultant to optimize performance of the Services hereunder. The Parties agree that this Agreement shall be null and void, and shall not go into effect, if Service Provider’s employment with the Company ends prior to October 1, 2024.

2.
Confidentiality
A.
Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant and Service Provider will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant and Service Provider will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s and Service Provider’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant and Service Provider may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant and/or Service Provider, as applicable, shall provide prior written notice to Company so that the Company may seek a protective order or such similar confidential protection as may be available under applicable law, at the Company’s sole cost and expense. Consultant and Service Provider agree that no ownership of Confidential Information is conveyed to the Consultant or Service Provider. Without limiting the foregoing, Consultant and Service Provider shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant and Service Provider agree that Consultant’s and Service Provider’s obligations under this Section 2.B shall continue after the termination of this Agreement.
C.
Other Client Confidential Information. Consultant and Service Provider agree that they will not, respectively, improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant or Service Provider, respectively, has an obligation to keep in confidence. Consultant and Service Provider also agree that they will not, respectively, bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.
Third Party Confidential Information. Consultant and Service Provider recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant and Service Provider agree that at all times during the term of this Agreement and thereafter, Consultant and Service Provider each owe the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.
Ownership
A.
Assignment of Inventions. Consultant and Service Provider agree that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant and Service Provider, respectively, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant and Service Provider also agree to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assign fully to the Company all right, title and interest in and to the Inventions.

B.
Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant or Service Provider incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or Service Provider or in which either Consultant or Service Provider has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant and Service Provider will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant and Service Provider hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.
Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant or Service Provider (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Consultant and Service Provider agree to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant and Service Provider further agree that their obligations under this Section 3.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Consultant and Service Provider agree that, if the Company is unable because of Consultant’s or Service Provider’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s or Service Provider’s signature, as applicable, with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant and Service Provider, as applicable, hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as Consultant’s and/or Service Provider’s agent and attorney-in-fact, to act for and on Consultant’s and/or Service Provider’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant and/or Service Provider. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.
Conflicting Obligations
A.
Consultant represents and warrants that Consultant and Service Provider have no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
B.
In light of the unique and specialized nature of Consultant’s services, Consultant may not subcontract or otherwise delegate the performance of any Services hereunder.
5.
Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant and Service Provider will immediately deliver to the Company, and will not keep in their possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant and/or Service Provider may have in their respective possession or control.

6.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) December 31, 2024 or (ii) termination as provided in Section 6.B (the “Term”); provided, that the Parties may extend the Term upon mutually agreed terms and conditions.
B.
Termination. Subject to Section 6.C(1) below, the Company or Consultant may terminate this Agreement upon giving the other Party fourteen (14) days’ prior written notice of such termination. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement. This Agreement will terminate automatically if Service Provider does not sign the Separation Agreement and Release presented to Service Provider by the Company in connection with Service Provider’s separation from employment with the Company (the “Separation Agreement”) by the forty-fifth (45th) day following Service Provider’s separation from employment with the Company (the “Separation Date”) or if such Separation Agreement does not or cannot become effective by the fifty-third (53rd) day following the Separation Date.
C.
Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
(1)
The Company will pay, within thirty (30) days after the effective date of termination, all Monthly Retainers (or pro rated amounts thereof) owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; provided, however, that in the event of a termination of this Agreement by the

Company pursuant to the first sentence of Section 6.B above, the Company will pay, within thirty (30) days after the effective date of termination, all unpaid Monthly Retainers through December 31, 2024; and
(2)
the sections entitled “Confidentiality,” “Ownership,” “Conflicting Obligations,” “Return of Company Materials,” “Term and Termination,” “Independent Contractor; Benefits,” “Non-solicitation,” “Indemnification,” “Limitation of Liability,” “Arbitration and Equitable Relief,” and “Miscellaneous” will survive termination or expiration of this Agreement in accordance with their terms.
7.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant or Service Provider (or any of Consultant’s other assistants, employees, or contractors) as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Consultant agree that neither Consultant nor Service Provider (nor any of Consultant’s other assistants, employees, or contractors) will receive any Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant or Service Provider (or any of Consultant’s other assistants, employees, or contractors) is reclassified by an agency or court as the Company’s employee, Consultant (or such individual) will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant (or such individual) would otherwise be eligible for such benefits.
8.
Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and other legal expenses (collectively, “Losses”), arising directly or indirectly from or in connection with any violation of a third party’s rights resulting in whole, or in part, from Consultant’s or Service Provider’s breach of any obligations under this Agreement as determined by a final non-appealable judgment by a court of competent jurisdiction.

Company agrees to indemnify and hold harmless Consultant and Service Provider from and against all Losses arising directly or indirectly from or in connection with the Services except to the extent such Losses are from or in connection with any violation of a third party’s rights resulting in whole, or in part, from Consultant’s or Service Provider’s breach of any obligations under this Agreement as determined by a final non-appealable judgment by a court of competent jurisdiction.

9.
Limitation of Liability

IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL ANY PARTY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

10.
Arbitration and Equitable Relief
A.
ARBITRATION. In consideration of Consultant’s consulting relationship with THE Company, THE COMPANY’S promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant and service provider agree that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company, the termination of Consultant’s consulting or other relationship with the Company, or any breach of this Agreement SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT PURSUANT TO THE FAA. CONSULTANT and service provider FURTHER AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT and/or service provider MAY BRING ANY ARBITRATION PROCEEDING ONLY IN their respective INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT and service provider AGREE TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE WASHINGTON LAW AGAINST DISCRIMINATION, THE WASHINGTON WAGE PAYMENT ACT, THE WASHINGTON MINIMUM WAGE ACT, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY

LAW. CONSULTANT and services provider ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT and service provider AGREE TO ARBITRATE, they each HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant and service provider further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant or service provider arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company, the termination of Consultant’s consulting or other relationship with the Company, or any breach of this Agreement. CONSULTANT and service provider UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ARBITRATion of CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.
B.
Procedure OF ARBITRATION. any arbitration hereunder will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss APPLYING THE STANDARDS SET FORTH UNDER washington law, including the washington civil rules. the arbitrator shall issue a written decision on the merits. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD REASONABLE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, THE ARBITRATOR SHALL APPLY SUBSTANTIVE WASHINGTON LAW TO ANY DISPUTE OR CLAIM. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. any arbitration under this agreement shall be conducted in KING COUNTY, WASHINGTON.
C.
Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY RCW SECTION 7.04A.080 OF THE WASHINGTON UNIFORM ARBITRATION ACT (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE SUBJECT TO ARBITRATION UNDER THIS ARBITRATION AGREEMENT. ANY BREACH OR THREATENED BREACH OF SECTION 2 OR SECTION 3 OF THIS AGREEMENT WILL CAUSE IRREPARABLE INJURY AND MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND IN THE EVENT OF SUCH A BREACH ALL PARTIES CONSENT TO THE ISSUANCE OF AN

INJUNCTION, WHETHER IN ARBITRATION OR IN ACCORDANCE WITH THE PROVISIONAL REMEDIES PERMITTED BY THE ACT, WITHOUT THE POSTING OF A BOND. IN THE EVENT SUCH INJUNCTIVE RELIEF IS SOUGHT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND REASONABLE ATTORNEYS’ FEES.
D.
Administrative Relief. this Agreement does not prohibit ANY PARTY from pursuing AN Administrative claim with local, state or federal administrative bodIES OR GOVERNMENT AGENCIES. THIS Agreement does, HOWEVER, preclude pursuing court action regarding any Administrative claims, except as permitted by law.
E.
Voluntary Nature of Agreement. THE PARTIES acknowledge and agree that THEY ARE executing this Agreement voluntarily and without any duress or undue influence. THE PARTIES further acknowledge and agree that THEY HAVE carefully read this Agreement and asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that THEY ARE waiving THE right to a jury trial.
11.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of Washington, without regard to the conflicts of law provisions of any jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in or otherwise having jurisdiction over King County, Washington.
B.
Assignability. This Agreement will be binding upon Consultant’s and, as applicable, Service Provider’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, neither Consultant nor Service Provider may sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.
Entire Agreement. This Agreement, together with the Separation Agreement, constitutes the entire agreement and understanding among the Parties and Service Provider with respect to the subject matter herein and therein and supersedes all prior written and oral agreements, discussions, or representations between the Parties with respect to the subject matter herein and therein. The parties to this Agreement each represent and warrant that they are not relying on any statement or representation not contained in this Agreement or the Separation Agreement. To the extent any terms set forth in any exhibit or schedule hereto conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G. If by email, delivery shall be deemed effective as of the date it is sent.
(1)
If to the Company, to:

Athira Pharma, Inc.

18706 North Creek Parkway

Suite 104

Bothell, WA 98011

Attention: General Counsel

Email: mark.worthington@athira.com

(2)
If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Protected Activity Not Prohibited. Consultant and Service Provider understand that nothing in this Agreement shall in any way limit or prohibit Consultant or Service Provider from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). In connection with such Protected Activity, Consultant and Service Provider are permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant and Service Provider agree to take reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend

Trade Secrets Act of 2016, Consultant and Service Provider are notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed by Consult and or Service Provider in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

“CONSULTANT” “COMPANY”
LENINGTON STRATEGIC ADVISORS LLC ATHIRA PHARMA, INC.

By: /s/ Rachel Lenington By: /s/ Mark Litton

Name: Rachel Lenington Name: Mark Litton

Title: Chief Executive Officer Title: President and Chief Executive Officer

Address for Notice: [*]

Email: [*]

With respect to Sections 1, 2, 3, 5, 8, 9, 10 and 11 only:

“SERVICE PROVIDER”
Rachel Lenington, an individual

/s/ Rachel Lenington

EXHIBIT A

SERVICES AND COMPENSATION

1.
Contact.

The Company’s contact information is as follows:

Physical Address: 18706 North Creek Parkway, Suite 104, Bothell, WA 98011

Mailing Address: 18706 North Creek Parkway, Suite 104, Bothell, WA 98011

Main Phone: (425)-620-8501

Main Email: [*]

The following Company representative shall serve as Consultant’s principal contact at the Company:

Name: Mark Litton

Title: President and Chief Executive Officer

Email: [*]

Phone: [*]

2.
Services. The Services will consist of providing the services of the Service Provider to provide business advisory services, including, without limitation, the following:
•
Advise on corporate and product strategy; and
•
Advise and mentor the key members of the Company’s leadership team.

For purposes of clarity, the level of services that Service Provider will be required to perform under this Agreement shall not exceed 20 percent of the average level of bona fide services Service Provider performed for the Company over the 36-month period immediately preceding Service Provider’s termination of employment on October 1, 2024 and, accordingly, such termination constituted a “separation from service” within the meaning of Section 409A (as defined below) with respect to the Service Provider.

3.
Location. It is expected that the Services will be performed at the Company’s office and/or Consultant’s principal office.
4.
Compensation.
A.
Subject to Section 6 of this Agreement, the Company will pay Consultant $41,666.67 per full calendar month (each, a “Monthly Retainer,” and collectively, the “Monthly Retainers”) that occurs during the Term (prorated for any partial calendar months during the Term).
B.
The Company will reimburse Consultant, in accordance with Company policy, for all pre-approved reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement.

5.
Invoices and Payments.

Within ten (10) business days following the end of each calendar month that occurs during the Term, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Company will remit payment for properly submitted and approved invoices within thirty (30) days following invoice submission. In order to help prevent adverse tax consequences to Consultant under Section 409A (as defined below), in no event will any payment under Section 3.A. of this Exhibit be made later than the later of (1) March 15th of the calendar year following the calendar year in which such payment was earned, or (2) the 15th day of the third (3rd) month following the end of the Company’s fiscal year in which such payment was earned.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant or Service Provider for any taxes that may be imposed on Consultant or Service Provider as a result of Section 409A.

6.
Notice of Rights. Consultant acknowledges that prior to commencing Services for the Company, Consultant has received the Notice of Rights under the Seattle Independent Contractor Protections Ordinance, a copy of which is attached to this Exhibit A as Attachment 1.

ATTACHMENT 1

THIS LAW PROTECTS SELF-EMPLOYED INDEPENDENT CONTRACTORS COVERED BY THE ORDINANCE REGARDLESS OF IMMIGRATION STATUS.

COVERED COMMERCIAL HIRING ENTITIES MUST COMPLY WITH THIS LAW. RETALIATION IS ILLEGAL. EFFECTIVE SEPTEMBER 1, 2022.

NOTICE OF RIGHTS

Independent Contractor Protections Ordinance

Independent Contractors Have a Right to:

- Receive a written notice that identifies the proposed terms and conditions of work and the terms and conditions of payment before starting work.
- Receive timely payment in accordance with the terms and conditions of the pre-work written notice or contract.
- If left unspecified, then receive payment within 30 days after the completion of services under the contract.
- Receive a written notice that gives specific itemized payment information each time that payment is made.

Who is Covered?

Self-Employed Independent Contractors who:

1. have no employees,
2. perform any part of their work in Seattle for a commercial hiring entity,

AND

3. will receive or may reasonably expect to receive at least $600 in total compensation from the hiring entity between January 1 and December 31 in a given year.

Know YOUR Worker Rights:

- **RETALIATION IS PROHIBITED:** These laws protect workers from retaliation for enjoying or exercising these rights.
- **RIGHT TO FILE A COMPLAINT:** Workers have a right to make a complaint with Office of Labor Standards (OLS) or file a lawsuit if a hiring entity violates these laws.
- **EMPLOYMENT RIGHTS:** If you think you might be an employee, rather than an independent contractor, contact OLS.

  As an employee, you may have rights to paid sick leave, minimum wage, overtime, and paid meal and rest breaks.

  Exercising your rights under the ICP ordinance will not affect any rights a worker might have as an employee.

Other

- This notice must be displayed in a noticeable area at the workplace, in English and the language(s) spoken by workers.
- If a worker works remotely or does not have a regular workplace or job site, hiring entities must provide the notice on an individual basis in the worker's primary language in hard copy or electronic format that is accessible.
- OLS provides translations, interpretations, and accommodations for people with disabilities.

SCAN HERE TO READ THE FULL ORDINANCE AND FOR MORE INFORMATION:

08/22

Contact Office of Labor Standards

INDEPENDENT CONTRACTORS: File a complaint with OLS or file a lawsuit in court.
HIRING ENTITIES: Obtain compliance assistance and/or receive training.

206-256-5297

Seattle Office of Labor Standards

seattle.gov/laborstandards

810 THIRD AVE, SUITE 375 SEATTLE, WA 98104 | HOURS: 8 AM–5 PM (MON–FRI) | LABORSTANDARDS@SEATTLE.GOV